Exhibit 99.01


   Continucare Corporation Reports 70% Increase in Revenue and 40%
    Increase in Operating Profit for First Quarter of Fiscal 2008


    MIAMI--(BUSINESS WIRE)--Nov. 7, 2007--Continucare Corporation
(AMEX:CNU) today reported financial results for its first quarter of fiscal 2008. Financial highlights for the quarter include:

    -- Total revenue of $60.9 million, a 70% increase compared to $35.9 million in the first quarter of fiscal 2007;

    -- Income from operations of $2.9 million, a 40% increase compared to $2.1 million for the same period last year; and

    -- Net income of $1.9 million, or $0.03 per diluted share, as compared to $1.4 million, or $0.03 per diluted share, for the same period a year ago.

    Continucare's cash and cash equivalents increased to $14.2 million at September 30, 2007 from $7.3 million at June 30, 2007, while working capital increased to $20.0 million at September 30, 2007 from $17.5 million at June 30, 2007. Total liabilities were $12.9 million at September 30, 2007 and at June 30, 2007. Shareholders' equity increased to $105.8 million at September 30, 2007 from $104.1 million at June 30, 2007.

    "Our first fiscal quarter results represent a strong start to our new fiscal year," said Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "Both revenues and profits were significantly higher than the first quarter of our prior fiscal year, and with $7.7 million of cash flow from operations during the quarter, our financial position continued to improve while our balance sheet remained virtually free of long-term indebtedness."

    "As we continue to prepare for the launch of Continucare
ValuClinic(TM), our new line of retail-based convenient care clinics, we are actively working to complete construction of our initial locations and obtain necessary licenses. We look forward to opening our first ValuClinic locations later this Fall."

    Stock Repurchase Program

    Continucare also announced that to date it has repurchased 1,339,967 shares of its common stock at a total cost of approximately $3.4 million under a previously announced 2,500,000 share stock repurchase program, including 182,500 shares purchased during the quarter at a cost of approximately $500,000. An aggregate of 1,160,033 shares remain available for purchase under the plan. The plan authorizes management, at its discretion, to repurchase shares from time to time in the open market or in privately negotiated transactions subject to market conditions and other factors.

    About Continucare ValuClinic(TM)

    Continucare ValuClinic(TM) is a new line of consumer-oriented, retail-based health centers which will offer treatment for common illnesses such as the flu, bronchitis, strep throat, pink eye, skin infections and seasonal allergies, in a quick, convenient, and patient-friendly health care setting. Continucare ValuClinic(TM) will also offer other high demand health care services such as common vaccinations, physical examinations and diagnostic screenings. The clinics will be staffed primarily by certified nurse practitioners and physician assistants and will be open seven days a week with extended hours on weekdays. No appointment will be necessary and fees for services will represent a meaningful discount to care provided in more traditional health care settings. For more information please visit www.valuclinic.net.

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. For more information please visit www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition and that the acquisition may not ultimately be accretive to earnings, the risk that we may be unable to successfully complete the integration of the Miami Dade Health Centers companies into our business and achieve expected synergies, and the risk that further restructuring or other acquisition-related charges may be required in future periods, risks relating to the timely opening of Continucare ValuClinic health centers as currently scheduled, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2007 and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.



                        CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)


                  ASSETS                   September 30,   June 30,
                                                2007         2007
                                           ------------- -------------
Current assets:
  Cash and cash equivalents                $ 14,207,823  $  7,262,247
  Other receivables, net                        282,221       308,111
  Due from HMOs, net of a liability for
   incurred but not reported medical claims
   of approximately $22,675,000 and
   $23,618,000 at September 30, 2007 and
   June 30, 2007, respectively                9,759,638    13,525,092
  Prepaid expenses and other current assets     736,501     1,273,593
  Deferred tax assets, net                      625,995       740,264
                                           ------------- -------------
     Total current assets                    25,612,178    23,109,307
Certificates of deposit, restricted           1,253,300     1,176,635
Property and equipment, net                   8,504,257     8,509,454
Goodwill, net of accumulated amortization
 of approximately $7,610,000                 73,204,582    73,670,225
Intangible assets, net of accumulated
 amortization of approximately $1,239,000
 and $929,000 at September 30, 2007 and
 June 30, 2007, respectively                  7,421,333     7,731,000
Managed care contracts, net of accumulated
 amortization of approximately $3,214,000
 and $3,126,000 at September 30, 2007 and
 June 30, 2007, respectively                    296,219       384,422
Deferred tax assets, net                      2,351,191     2,289,811
Other assets, net                               122,089        66,694
                                           ------------- -------------
     Total assets                          $118,765,149  $116,937,548
                                           ============= =============
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $    737,796  $  1,007,869
  Accrued expenses and other current
   liabilities                                3,499,753     4,542,097
  Income taxes payable                        1,351,688        67,398
                                           ------------- -------------
     Total current liabilities                5,589,237     5,617,364
Capital lease obligations, less current
 portion                                        174,401       165,191
Deferred tax liabilities                      6,332,542     6,215,483
Other liabilities                               843,341       881,125
                                           ------------- -------------
     Total liabilities                       12,939,521    12,879,163
Commitments and contingencies
Shareholders' equity:
  Common stock, $0.0001 par value:
   100,000,000 shares authorized;
   70,118,086 shares issued and 69,935,586
   shares outstanding at September 30, 2007
   and 70,043,086 shares issued and
   outstanding at June 30, 2007                   7,012         7,004
  Additional paid-in capital                124,461,826   124,616,091
  Accumulated deficit                       (18,643,210)  (20,564,710)
                                           ------------- -------------
     Total shareholders' equity             105,825,628   104,058,385
                                           ------------- -------------
     Total liabilities and shareholders'
      equity                               $118,765,149  $116,937,548
                                           ============= =============




                        CONTINUCARE CORPORATION
        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)


                                                Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

Revenue                                      $60,922,664  $35,933,599
Operating expenses:
  Medical services:
    Medical claims                            44,877,196   27,061,040
    Other direct costs                         6,593,078    3,311,195
                                             ------------ ------------
      Total medical services                  51,470,274   30,372,235
                                             ------------ ------------
  Administrative payroll and employee
   benefits                                    2,733,233    1,625,235
  General and administrative                   3,774,330    1,836,359
                                             ------------ ------------
      Total operating expenses                57,977,837   33,833,829
                                             ------------ ------------
Income from operations                         2,944,827    2,099,770
Other income (expense):
  Interest income                                159,113      154,122
  Interest expense                                (7,418)      (2,934)
                                             ------------ ------------
Income before income tax provision             3,096,522    2,250,958
Income tax provision                           1,175,022      853,839
                                             ------------ ------------

Net income                                   $ 1,921,500  $ 1,397,119
                                             ============ ============

Net income per common share:
  Basic                                      $       .03  $       .03
                                             ============ ============
  Diluted                                    $       .03  $       .03
                                             ============ ============

Weighted average common shares outstanding:
  Basic                                       70,041,548   50,247,936
                                             ============ ============
  Diluted                                     71,234,950   51,521,917
                                             ============ ============




                        CONTINUCARE CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)


                                                Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                  $  1,921,500 $  1,397,119
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                  615,311      170,834
   Loss on disposal of fixed assets                     -       35,924
   Provision for bad debts                         63,579       50,225
   Compensation expense related to issuance
    of stock options                              310,461      320,784
   Excess tax benefits related to exercise of
    stock options                                       -    (125,419)
   Deferred tax expense                         (109,268)      674,715
 Changes in operating assets and liabilities:
   Other receivables, net                        (37,689)    (136,335)
   Due from HMOs, net                           4,314,488       73,655
   Prepaid expenses and other current assets      522,092      141,258
   Other assets, net                             (55,395)       94,321
   Accounts payable                             (270,073)       85,296
   Accrued expenses and other current
    liabilities                                 (826,890)  (1,236,068)
   Income taxes payable                         1,284,290      155,030
                                             ------------ ------------
Net cash provided by operating activities       7,732,406    1,701,339

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificates of deposit             (76,665)     (18,143)
 Proceeds from sales of fixed assets                    -       25,000
 Purchase of property and equipment             (218,280)    (319,326)
 Acquisition costs related to MDHC Companies            -    (183,581)
                                             ------------ ------------
Net cash used in investing activities           (294,945)    (496,050)

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayment on long-term debt                      (6,083)            -
 Excess tax benefits related to exercise of
  stock options                                         -      125,419
 Principal repayments under capital lease
  obligations                                    (21,083)     (21,617)
 Proceeds from exercise of stock options           49,500       14,875
 Payment of fees related to issuance of stock    (45,000)            -
 Repurchase of common stock                     (469,219)            -
                                             ------------ ------------
Net cash provided by (used in) financing
 activities                                     (491,885)      118,677
                                             ------------ ------------

Net increase in cash and cash equivalents       6,945,576    1,323,966
Cash and cash equivalents at beginning of
 period                                         7,262,247   10,681,685
                                             ------------ ------------
Cash and cash equivalents at end of period   $ 14,207,823 $ 12,005,651
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Purchase of property and equipment with
   proceeds of capital lease obligations     $     30,610 $     57,031
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for taxes                        $          - $     30,000
                                             ============ ============
  Cash paid for interest                     $      7,418 $      2,934
                                             ============ ============



    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, Senior Vice President - Finance
             305-500-2105